FOR IMMEDIATE RELEASE
JANUARY 25, 2006

Contact: William M. Gilfillan
Executive Vice President and Chief Financial Officer
Phone: (718) 855-3555

Atlantic Liberty Financial Corp.
Reports Loss for Quarter and Earnings for Nine Months Ended
December 31, 2005
And Declares Quarterly Dividend.

BROOKLYN, NY Atlantic Liberty Financial Corp,(Nasdaq:ALFC), the
holding company of Atlantic Liberty Savings, F.A.(the "Bank") announced a loss of $722,000 or $0.45 per share ($0.43 fully diluted) for the quarter ended December 31, 2005 as compared to earnings of $486,000 or $0.31 per share ( $0.30 fully diluted) for the quarter ended December 31, 2004. Earnings for the nine months ended December 31, 2005 decreased to $120,000 or $0.07 per share, basic and fully diluted, from $1.7 million or $1.04 per share, basic and
fully diluted, for the same period in 2004.   Earnings for the quarter and nine
months ended December 31, 2005 include non-recurring expenses of
$1,860,000 associated with the proposed merger of Atlantic Liberty Financial Corp. with Flushing Financial Corporation announced on December 21, 2005.
These non-recurring expenses include the acceleration and payment in 2005 of amounts due to certain executives under their employment agreements in connection with the proposed merger, as well as the accelerated vesting of restricted stock awards. The payments under the employment agreements and the acceleration of restricted stock awards occurred in 2005 in order to take advantage of tax planning opportunities relating to the pending merger with
Flushing Financial.   After tax benefits, the non-recurring expenses reduced
income by $1,100,000 or $0.68 per share ($0.66 per share fully diluted) for the three-months ended December 31, 2005, and $0.69 per share ($0.67 per share fully diluted) for the nine-months ended December 31, 2005.
Additionally, earnings for the nine-months ended December 31, 2004 include $340,000 or $0.22 per share basic and fully diluted of non-recurring income received in connection with the settlement of litigation.

At its January meeting, the Board of Directors declared a quarterly cash dividend of $0.08 per share to be paid on February 7, 2006 to shareholders of record on January 27, 2006.

The decrease in earnings for the quarter ended December 31, 2005 was primarily due to decreases of $108,000 in net interest income and $130,000 in non-interest income and an increase of $1.7 million in non-interest expense, partially offset by a decrease of $766,000 in income tax expense. The decrease in net interest income for the quarter ended December 31, 2005 compared to the comparable quarter in 2004 was attributable to a $7.7 million decrease in average interest earning assets, together with an 18 basis point decrease in our net interest spread to 3.55% from 3.73%. Our net interest margin for the quarter ended December 31, 2005 compared to the comparable quarter in 2004 decreased 7 basis points to 3.93% from 4.00%. Non-interest income decreased $130,000 due principally to decreases of $67,000 in loan prepayment penalty and other mortgage fees, $29,000 in savings and checking account fees, and $11,000 in other non-operating income, partially offset by an increase of $11,000 in net appraisal fees. In addition, the quarter ended December 31, 2004 included the receipt of $33,000 in life insurance proceeds from a policy covering a retired director. There was no similar amount received in the current quarter. The increase in non-interest expense for the quarter ended December 31, 2005 of $1.7 million included increases of $1.3 million in salaries and employee benefits, $280,000 in legal fees and $158,000 in miscellaneous expense, partially offset by decreases of $7,000 in advertising expense, $32,000 in net occupancy expense and $13,000 in equipment expense. The increases in salaries and employee benefits, legal fees and miscellaneous expense result primarily from the aforementioned non-recurring expenses associated with the pending merger with Flushing Financial. There was no provision for loan losses for the quarters ended December 31, 2005 and December 31, 2004. The allowance for loan losses was $753,000 or 0.62% of loans outstanding at December 31, 2005 as compared with $737,000 or 0.62% of loans outstanding at December 31, 2004. There were no non-performing loans at December 31, 2005 and $91,000 of non-performing loans at December 31, 2004.

The decrease in earnings for the nine months ended December 31, 2005 was primarily due to decreases of $67,000 in net interest income and $995,000 in non-interest income, and an increase of $1.6 million in non-interest expense, partially offset by decreases of $125,000 in the provision for loan losses and $968,000 in income tax expense. The decrease in net interest income of
$67,000 for the nine-months ended December 31, 2005 as compared to the prior period resulted from a decrease of $2.0 million in average interest earnings assets, together with a decrease in our net interest spread of 7 basis points to 3.67% from 3.74%. Our net interest margin for the nine months ended December 31, 2005 decreased 1 basis point to 3.99% from 4.00% in the prior period. Non-interest income for the nine-months ended December 31,
2005 decreased $995,000 as compared to the nine months ended December
31, 2004, primarily due to decreases of $83,000 in loan prepayment penalty and other mortgage fees, $8,000 in net appraisal fees, $29,000 in savings and checking account fees and $12,000 in other non-operating income. In addition, the nine-months ended December 31, 2004 included a non-recurring litigation settlement of $825,000 and the receipt of life insurance proceeds of $33,000. There were no similar amounts received during the nine-months
ended December 31, 2005.   The increase in non-interest expense of $1.6
million was primarily due to increases of $1.4 million in salaries and benefits,
$50,000 in legal fees, and $164,000 in miscellaneous expenses, partially offset by a decrease of $33,000 in net occupancy expense, $9,000 in equipment expense and $11,000 in directors' compensation. The increases in salaries and employee benefits, legal fees and miscellaneous expense result primarily from the aforementioned non-recurring expenses associated with the pending
merger with Flushing Financial.   There was a provision for loan losses of
$125,000 for the nine-months ended December 31, 2004. No provision was recorded during the nine months ended December 31, 2005.

The Company's assets decreased $7.0 million or 3.8% to $177.0 million at December 31, 2005 from $184.0 million at March 31, 2005. During the nine months ended December 31, 2005, mortgage backed securities held to maturity decreased $6.8 million or 16.2% to $35.2 million at December 31, 2005 from $42.0 million at March 31, 2005. Investment securities held to maturity decreased $1.0 million or 25.0% to $3.0 million at December 31, 2005 from $4.0 million at March 31, 2005. In addition, cash and cash equivalents decreased $700,000 or 10.9% to $5.7 million at December 31, 2005 from $6.4 million at March 31, 2005. During the nine months ended December 31, 2005, net loans receivable increased $1.2 million or 1.0% to $121.3 million from $120.1 million. The increase resulted principally from new multi-family mortgages of $7.9 million, $2.3 million of which were purchased from other financial institutions, as well as new originations of $10.3 million in one-to-four family mortgage loans. Additionally, we originated $7.1 million of new commercial mortgages during the period.

Deposits totaled $103.9 million at December 31, 2005, a decrease of $5.2 million or 4.8% from 109.1 million at March 31, 2005. Advances from the Federal Home Loan Bank of New York (FHLB) decreased $1.8 million to
$41.6 million at December 31. 2005 from $43.4 million at March 31, 2005. Stockholders' equity increased $600,000 or 2.2% to $28.4 million at December 31, 2005, primarily the result of including net income for the nine months ended December 31, 2004 of $120,000 and the issuance of common stock to fund early vesting of restricted stock awards.

 This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The company intends such forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Reform Act of 1995 as amended and is including these statements for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identifiable by use of the words believe, expect, intend, anticipate, estimate, project, or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse affect on the operation and future prospects of the Company and its wholly-owned subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory provision; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market area; and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the company's filings with the Securities and Exchange Commission.